SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K(a)

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:  March 27, 1996.

                                PIONEER RAILCORP
             (Exact name of registrant as specified in its charter)


         IOWA                    33-6658-C                      37-116131
- ------------------------   ---------------------           ---------------------
(State of Incorporation)   (Commission File No.)           (IRS Employer ID No.)


 1318 S. JOHANSON ROAD, PEORIA, ILLINOIS                         61607
- ----------------------------------------                       ----------
(Address of principal executive offices)                       (zip code)


Registrant's telephone number, including area code:    (309) 697-1400

Item 2.  Acquisition or disposition of assets.

On March 12, 1996, the Registrant purchased 176,675 shares of the common stock of KNRECO, Inc., an Iowa corporation (hereinafter "KNRECO") from the shareholders, for $16.50 per share. This represents approximately 93% of the outstanding common stock of KNRECO. The Registrant also offered to purchase all of the remaining common shares of KNRECO, and as of the date of this report Pioneer Railcorp has acquired 100% of said shares.

KNRECO operates a common carrier railroad line within the City of Keokuk, Iowa, and from Keokuk to LaHarpe, Illinois, as well as a branch from Hamilton to Warsaw, Illinois, a total of approximately 38 miles, under the d/b/a "Keokuk Junction Railway". KNRECO also owns 5 locomotives, 30 railcars (of various descriptions), an office building, engine house, and several vehicles, miscellaneous pieces of equipment, materials and supplies. In addition, KNRECO owns all of the common stock of Keokuk Union Depot Company, an Iowa corporation, that owns the former Keokuk Union Depot building, along with surrounding track and real estate.

Prior to the purchase there was no material relationship between the Registrant and KNRECO, or any of the officers, directors or shareholders of KNRECO and the Registrant. The total consideration for the purchase of 100% of the outstanding shares of KNRECO was $5,919,136. This was paid by $3,124,357 in cash, 342 shares of Pioneer Railcorp Class A common stock valued at $1,240 and the assumption of liabilities totaling $2,793,539. Of the total liabilities assumed, approximately $1.5 million were current liabilities, $575,000 was long term debt as described above, and approximately $775,000 relates to the deferred tax liability resulting from the preliminary purchase price allocation.

The purchase was financed largely through a $2.5 million acquisition line of credit Pioneer Railcorp has with Citizens Bank & Trust Company of Chillicothe, Missouri. The line of credit is collateralized by the Common Stock of the Alabama Railroad Co. and the Mississippi Central Railroad Co., as well as the Company's investment in stock of any subsidiaries acquired under the line. The interest rate for the line is currently 11%. The interest rate is adjustable quarterly to 2.5% over New York Prime, limited, however, to a one percent annual increase or decrease, not to exceed 13.5% or be reduced below 10%. Any amounts drawn on the line must be repaid monthly over a seven year period. The current monthly debt service resulting from the $2.5 million borrowed is $43,000, with monthly payments beginning on April 8, 1996. The remainder of the purchase price was financed through internal cash flow.

The Registrant filed a Notice of Exemption with the Surface Transportation Board (the successor to the Interstate Commerce Commission) for the Registrant's continuance in control of KNRECO and the Registrant's other eight shortline railroad subsidiaries.

KNRECO has two (2) long-term debt arrangements which are collateralized by mortgages and/or security interests, one of which is guaranteed by John J. Warfield, former President of KNRECO. Pioneer Railcorp ("PRC"), as part of the stock purchase, agreed to indemnify Warfield if KNRECO defaults on this debt and Mr. Warfield is called upon to pay the debt.

The principal amounts and terms of these debts are as follows:

    Note to          For       Principal          Rate/Term
- ------------   -------------   ---------  ------------------------------

Illinois DOT   Track Rehab     $331,380   2% fixed rate, annual payments
                                          of $40,580, final payment due
                                          November 30, 2004

SBA            Disaster Loan   $247,805   4% fixed rate, monthly payments
                                          of $3,062, final payment due
                                          January 24, 2004

Item 7 (A). Financial Statements of Business Acquired

Attached herein as exhibit #1 is the audited consolidated balance sheet of KNRECO, Inc. and subsidiary d/b/a Keokuk Junction Railway as of March 12, 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for the period June 1, 1995 through March 12, 1996.

Item 7 (B). Pro Forma Financial Information


                         PIONEER RAILCORP - KNRECO, Inc.
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


Description of Acquisition

On March 12, 1996, the Registrant purchased 176,675 shares of the common stock of KNRECO, Inc., an Iowa corporation (hereinafter "KNRECO") from the shareholders, for $16.50 per share. This represents approximately 93% of the outstanding common stock of KNRECO. The Registrant also offered to purchase all of the remaining common shares of KNRECO, and as of the date of this report Pioneer Railcorp has acquired 100% of said shares.

KNRECO operates a common carrier railroad line within the City of Keokuk, Iowa, and from Keokuk to LaHarpe, Illinois, as well as a branch from Hamilton to Warsaw, Illinois, a total of approximately 38 miles, under the d/b/a "Keokuk Junction Railway." KNRECO also owns 5 locomotives, 30 railcars (of various descriptions), an office building, engine house, and several vehicles, miscellaneous pieces of equipment, materials and supplies. In addition, KNRECO owns all of the common stock of Keokuk Union Depot Company, an Iowa corporation, that owns the former Keokuk Union Depot building, along with surrounding track and real estate.

Nature and Amount of Consideration Given

The total consideration for the purchase of 100% of the outstanding shares of KNRECO was $5,919,136. This was paid by $3,124,357 in cash, 342 shares of Pioneer Railcorp Class A common stock valued at $1,240 and the assumption of liabilities totaling $2,793,539. Of the total liabilities assumed, approximately $1.5 million were current liabilities, $575,000 was long term debt as described above, and approximately $775,000 relates to the deferred tax liability resulting from the preliminary purchase price allocation.

PRO FORMA UNAUDITED FINANCIAL STATEMENTS

The Registrant's most recent balance sheet filed with the Company's first quarter 1996 Form 10-QSB includes the preliminary allocation of the purchase price and is incorporated by reference herein. The preliminary asset values are subject to appraisal, and it is possible that the purchase price may exceed the fair value of the assets purchased, resulting in goodwill. If an allocation of the purchase price to goodwill is required as a result of appraisals, a deduction to track assets would most likely be required. This entry would have an immaterial effect on the financial statements.

The following pro forma unaudited statement of income for the year ended December 31, 1995, consolidates the historical results of the Registrant and KNRECO, Inc. for the year ended December 31, 1995. This statement reflects the purchase as if it had occurred on January 1, 1995. The fiscal year of KNRECO, Inc. used in the pro forma statement is for the period June 1, 1995 through March 12, 1996. To include the results of operations for a full twelve month period would not materially change the pro forma information presented.

The following pro forma unaudited statement of income for the quarter ended March 31, 1996, consolidates the historical results of the Registrant and KNRECO, Inc. for the quarter ended March 31, 1996. This statement reflects the purchase as if it had occurred on January 1, 1996. Pioneer Railcorp's pro forma includes the actual operating results of KNRECO, Inc. for the period March 13, 1996 through March 31, 1996.

The pro forma statements do not purport to be indicative of the actual results of operations which would have occurred had the operations of the companies been consolidated during the period, or of future results of operations which may be obtained by the consolidated companies.

PIONEER RAILCORP - KNRECO, INC.
NOTES TO THE DECEMBER 31, 1995 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

A. Adjustment to depreciation expense to reflect depreciation of the recorded KNRECO assets at fair values with new useful lives. The Registrant and KNRECO both use the straight-line depreciation method for book depreciation.

     The following table sets forth the calculation of pro forma depreciation of the acquired assets using the Registrant's (PRC) estimated useful lives. KNRECO asset lives are presented as a matter of reference:

                                                 Fair Value
                         KNRECO         PRC       Of Fixed           Annual
                          Life         Life        Assets         Depreciation
                          Years        Years      Acquired          Expense
                         ------        -----     ----------       ------------

  Railroad Facilities        20         30        $3,384,134         $105,500
  Transportation Equip.   10-15         14        $  320,000         $ 22,000
  Buildings               20-40         40        $  185,000         $  4,430
  Machinery & Equip.       5-10         10        $  156,150         $ 19,500
  Railcars                10-15         14        $  443,900         $  8,100
                                                  ----------         --------
              Totals                              $4,489,184         $159,530


  KNRECO depreciation expense 6/1/95 - 3/12/96                       $270,004

  Less Calculated KNRECO depreciation expense
  using fair value of assets acquired                                $159,530

  Equals Pro Forma Depreciation Adjustment                           $110,474


B. Adjustment to interest expense to reflect the interest on debt incurred to finance the acquisition of the KNRECO stock purchase by Pioneer Railcorp. The Interest expense reflects 12 months of interest expense based on a 7 year amortization of principal and interest. The Company borrowed $2.5 million from Citizens Bank & Trust at an interest rate of prime +2.5% adjusted quarterly. The rate used in the pro forma adjustment is 11%.

C. Reflects the estimated income tax effect of pro forma presentation of the two entities to reflect a 40% tax rate.

PIONEER RAILCORP AND SUBSIDIARIES
KNRECO, Inc.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                                 KNRECO, Inc.   PIONEER RAILCORP                                       UNAUDITED
                                                   PERIOD          FISCAL YEAR                           UNAUDITED     PRO FORMA
                                                  6/01/95 -         1/01/95 -         COMBINED           PRO FORMA       AFTER
                                                  3/12/96           12/31/95         HISTORICAL         ADJUSTMENTS    ADJUSTMENTS
                                                ------------------------------------------------------------------------------------

OPERATING REVENUE .........................     $  2,458,342      $  8,577,421      $ 11,035,763                       $ 11,035,763

OPERATING EXPENSES
   Maintenance of Ways ....................          266,624           877,654         1,144,278                          1,144,278
   Maintenance of Equipment ...............           73,664         1,030,975         1,104,639                          1,104,639
   Transportation Expenses ................        1,434,547         1,822,982         3,257,529                          3,257,529
   Administrative Expenses ................          398,605         2,240,581         2,639,186                          2,639,186
   Depreciation and Amortization ..........          270,004           914,458         1,184,462        (110,474)A        1,073,988
                                                 ----------------------------------------------------------------------------------
   TOTAL OPERATING EXPENSES ...............        2,443,444         6,886,650         9,330,094                          9,219,620
                                                 -----------------------------------------------------------------------------------

   INCOME FROM OPERATIONS .................           14,898         1,690,771         1,705,669                          1,816,143

OTHER INCOME & EXPENSE
   Other (Income) Expense .................         (127,391)         (132,294)         (259,685)                          (259,685)
   Interest Expense, Other ................           13,893           785,371           799,264         262,591 B        1,061,855
   Net (Gain) Loss On Fixed Assets ........                0           (43,862)          (43,862)                           (43,862)
                                                 -----------------------------------------------------------------------------------
  TOTAL OTHER INCOME & EXPENSE ............         (113,498)          609,215           495,717                            758,308
                                                 -----------------------------------------------------------------------------------

NET INCOME BEFORE INCOME TAXES ............          128,396         1,081,556         1,209,952                          1,057,835

                                                                                                                        ------------
PROVISION FOR INCOME TAXES ................           81,986           495,443           577,429        (154,295)C          423,134
                                                                                                                        ------------

MINORITY INTEREST IN  PREFERRED
STCOK DIVIDENDS OF SUBSIDIARIES ...........                0           124,405           124,405                            124,405

NET INCOME ................................     $     46,410      $    461,708      $    508,118                       $    510,296
                                                ============      ============      ============                       ============


EARNINGS PER SHARE: .......................                       $       0.11                                         $       0.11
                                                                  ============                                         ============

AVERAGE NUMBER OF SHARES
OUTSTANDING ...............................                          8,359,758                                            8,359,758
                                                                  ------------                                         ------------



PIONEER RAILCORP - KNRECO, INC.
NOTES TO THE MARCH 31, 1996 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

A. Adjustment to depreciation expense to reflect depreciation of the recorded KNRECO assets at fair values with new useful lives. The Registrant and KNRECO both use the straight-line depreciation method for book depreciation.

     The following table sets forth the calculation of pro forma depreciation of the acquired assets using the Registrant's (PRC) estimated useful lives. KNRECO asset lives are presented as a matter of reference:


                                                   Fair Value
                              KNRECO     PRC        Of Fixed     Quarter
                              Life       Life        Assets     Depreciation
                              Years     Years       Acquired      Expense
                              ------    -----     -----------   ------------

Railroad Facilities ........      20      30       $3,384,134    $   22,900
Transportation Equip .......   10-15      14       $  320,000    $    4,700
Buildings ..................   20-40      40       $  185,000    $      950
Machinery & Equip ..........    5-10      10       $  156,150    $    4,200
Railcars ...................   10-15      14       $  443,900    $    1,700
                                                   ----------    ----------
            Totals .........                       $4,489,184    $   34,450

KNRECO depreciation expense 1/01/96 - 3/12/96                    $   76,940

Less  Calculated  KNRECO  depreciation  expense
using fair value of assets acquired                              $   34,450

Equals Pro Forma Depreciation Adjustment                         $   42,490


B. Adjustment to interest expense to reflect the interest on debt incurred to finance the acquisition of the KNRECO stock purchase by Pioneer Railcorp. The Interest expense reflects accrued interest from the period 1/1/96 - 3/12/96. Pioneer Railcorp's pro forma includes interest expense from 3/13/96 through 3/31/96. Interest expense is based on a 7 year amortization of principal and interest. The Company borrowed $2.5 million from Citizens Bank & Trust at an interest rate of prime +2.5% adjusted quarterly. The rate used in the pro forma adjustment is 11%. The total interest expense relating to the financing would have been approximately $68,200 for the period 1/1/96 through 3/31/96.

C. Reflects the estimated income tax effect of pro forma presentation of the two entities to reflect a 40% tax rate.

PIONEER RAILCORP AND SUBSIDIARIES
KNRECO, Inc.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

                                                 KNRECO, Inc.   PIONEER RAILCORP                                          UNAUDITED
                                                   PERIOD            PERIOD                             UNAUDITED         PRO FORMA
                                                   1/01/96 -         1/01/96           COMBINED         PRO FORMA           AFTER
                                                   3/12/96           3/31/96          HISTORICAL       ADJUSTMENTS       ADJUSTMENTS
                                                 -----------------------------------------------------------------------------------

OPERATING REVENUE .........................      $   444,348       $ 2,450,441       $ 2,894,789                        $ 2,894,789

OPERATING EXPENSES
   Maintenance of Ways ....................           88,714           201,518           290,232                            290,232
   Maintenance of Equipment ...............           19,144           279,920           299,064                            299,064
   Transportation Expenses ................          416,475           455,289           871,764                            871,764
   Administrative Expenses ................           25,955           615,457           641,412                            641,412
   Depreciation and Amortization ..........           76,904           314,576           391,480         (42,490)A          348,990
                                                 ----------------------------------------------------------------------------------
   TOTAL OPERATING EXPENSES ...............          627,192         1,866,760         2,493,952                          2,451,462
                                                 ----------------------------------------------------------------------------------

   INCOME FROM OPERATIONS .................         (182,844)          583,681           400,837                            443,327

OTHER INCOME & EXPENSE
   Other (Income) Expense .................         (138,400)          (59,433)         (197,833)                          (197,833)
   Interest Expense, Other ................            2,410           287,434           289,844          53,132 B          342,976
   Net (Gain) Loss On Fixed Assets ........                0           (29,505)          (29,505)                           (29,505)
                                                 ----------------------------------------------------------------------------------
  TOTAL OTHER INCOME & EXPENSE ............         (135,990)          198,496            62,506                            115,638
                                                 ----------------------------------------------------------------------------------
NET INCOME BEFORE INCOME TAXES ............          (46,854)          385,185           338,331                            327,689

PROVISION FOR INCOME TAXES ................          (18,273)          142,400           124,127           3,672 C          127,799

MINORITY INTEREST IN  PREFERRED
STCOK DIVIDENDS OF SUBSIDIARIES ...........                0            31,308            31,308                             31,308

NET INCOME ................................      ($   28,581)      $   211,477       $   182,896                        $   168,582
                                                 ===========       ===========       ===========                        ===========


EARNINGS PER SHARE: .......................                        $      0.04                                          $      0.03
                                                                   ===========                                          ===========

AVERAGE NUMBER OF SHARES
OUTSTANDING ...............................                          8,385,796                                            8,385,796
                                                                   -----------                                          -----------

Exhibit # 1 - Audited consolidated balance sheet of KNRECO, Inc. and subsidiary d/b/a Keokuk Junction Railway as of March 12, 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for the period June 1, 1995 through March 12, 1996.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                       PIONEER RAILCORP
                                                       (Registrant)




Date: May 24, 1996                                      /s/ J. Michael Carr
                                                        -----------------------
                                                        J. Michael Carr,
                                                        Assistant Treasurer/CFO.